As filed with the Securities and Exchange Commission on July 6, 2004
                                                   Registration No. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                          Momenta Pharmaceuticals, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                    04-3561634
  (State or Other Jurisdiction of Incorporation           (I.R.S. Employer
              or  Organization)                          Identification No.)

             43 Moulton Street                                    02138
                Cambridge, MA
    (Address of Principal Executive Offices)                   (Zip Code)

                            2002 Stock Incentive Plan
                            2004 Stock Incentive Plan
                        2004 Employee Stock Purchase Plan
                            (Full Title of the Plans)

                                  Alan L. Crane
          Chairman of the Board, President and Chief Executive Officer
                          Momenta Pharmaceuticals, Inc.
                                43 Moulton Street
                               Cambridge, MA 02138
                     (Name and Address of Agent For Service)

                                 (617) 491-9700
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                         Proposed
                                                                          Maximum       Proposed Maximum     Amount of
                                                      Amount to be    Offering Price        Aggregate       Registration
       Title of Securities to be Registered           Registered(1)      Per Share       Offering Price         Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share:

 Shares to be issued pursuant to prior option
    grants under the 2002 Stock Incentive Plan ....     1,180,420         $0.81(3)        $956,140.20(3)        $121.14

 Shares issuable pursuant to future option grants
    and purchases under the 2004 Stock Incentive
    Plan and the 2004 Employee Stock Purchase Plan.     4,473,437         $8.55(4)       $38,247,886.35(4)    $4,846.00
------------------------------------------------------------------------------------------------------------------------
       TOTAL.......................................   5,653,857(2)                       $39,204,026.55       $4,967.14
========================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Consists of (i) 1,180,420 shares issuable under the 2002 Stock Incentive Plan, (ii) 3,948,785 shares issuable under the 2004 Stock Incentive Plan, and (iii) 524,652 shares issuable under the 2004 Employee Stock Purchase Plan.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $0.79, the weighted average exercise price of the 1,180,420 shares subject to outstanding stock option grants under the 2002 Stock Incentive Plan, at prices ranging from $0.08 to $4.91.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq National Market on June 30, 2004.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.  Registrant Information and Employee Plan Annual Information.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6.  Indemnification of Directors and Officers.

     Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant's certificate of incorporation provides that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The registrant's certificate of incorporation provides that the registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the registrant, or is or was serving, or has agreed to serve, at the registrant's request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indedmnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation's best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The registrant's certificate of incorporation provides that the registrant will indemnify any Indemnitee who was or in a party to an action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the registrant, or is or was serving, or has agreed to serve, at the registrant's request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the registrant against all expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

     The indemnification provisions contained in the registrant's certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

     In addition, the registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on this 6th day of July, 2004.

                             MOMENTA PHARMACEUTICALS, INC.


                             By: /s/ Alan L. Crane
                                 ------------------
                                 Alan L. Crane
                                 Chairman, President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Momenta Pharmaceuticals, Inc., hereby severally constitute and appoint Alan L. Crane and Richard P. Shea, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Momenta Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                               Title                                        Date
                ---------                               -----                                        ----
            /s/ Alan L. Crane
     --------------------------------       Chairman, President, Chief Executive                   July 6, 2004
              Alan L. Crane                 Officer and Director (Principal Executive
                                            Officer)

           /s/ Richard P. Shea
     --------------------------------       Chief Financial Officer                                July 6, 2004
             Richard P. Shea                (Principal Financial and Accounting Officer)

         /s/ Peter Barrett, Ph.D.
     ---------------------------------      Director                                               July 6, 2004
           Peter Barrett, Ph.D.

            /s/ John K. Clarke
     ---------------------------------      Director                                               July 6, 2004
              John K. Clarke

   /s/ Peter Barton Hutt, LL.B., LL.M.
  ------------------------------------      Director                                               July 6, 2004
     Peter Barton Hutt, LL.B., LL.M.

     /s/ Robert S. Langer, Jr., Sc.D.
     ---------------------------------      Director                                               July 6, 2004
       Robert S. Langer, Jr., Sc.D.


    ----------------------------------      Director
      Stephen T. Reeders, D.M., MRCP


     ---------------------------------      Director
         Ram Sasisekharan, Ph.D.



       /s/ Bennett M. Shapiro, M.D.
     ---------------------------------       Director                                               July 6, 2004
         Bennett M. Shapiro, M.D.


  /s/ Christoph H. Westphal, M.D., Ph.D.
   -------------------------------------     Director                                               July 6, 2004
    Christoph H. Westphal, M.D., Ph.D.

       /s/ John L. Zabriskie, Ph.D.
   -------------------------------------     Director                                               July 6, 2004
         John L. Zabriskie, Ph.D.

                                INDEX TO EXHIBITS

Number        Description
------        -----------

4.1(1) Third Amended and Restated Certificate of Incorporation of the Registrant

4.2(1)        Second Amended and Restated Bylaws of the Registrant

5 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1          Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in
              Exhibit 5)

23.2          Consent of Ernst & Young LLP

24.1          Power of Attorney (included on the signature page)


------------

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-113522) and incorporated herein by reference.